                                                                     EXHIBIT 4-N


                                 AMENDMENT NO. 4
                                       TO
                         NATIONAL STEEL CREDIT AGREEMENT


     AMENDMENT No. 4 (this "Amendment"), dated as of February 28, 2001, by and among National Steel Corporation (the "Borrower"), the financial institutions parties hereto (the "Consenting Lenders"), Citicorp USA, Inc., as agent for the Lenders and Issuers under the Credit Agreement defined below (the "Administrative Agent"), and The Fuji Bank, Limited, as syndication agent for the Lenders and Issuers under the Credit Agreement (defined below) (the "Syndication Agent"), to that certain Credit Agreement dated as of November 19, 1999 by and among the Borrower, the Administrative Agent, the Syndication Agent and the financial institutions and other entities from time to time party thereto as a Lender or Issuer (such Credit Agreement, as heretofore amended, the "Credit Agreement"; capitalized terms used herein but not defined herein being used herein as defined in the Credit Agreement).

                              W I T N E S S E T H:

     WHEREAS, the Borrower, the Consenting Lenders, the Administrative Agent and the Syndication Agent are parties to the Credit Agreement and, as of the date hereof, the Consenting Lenders collectively hold Commitments aggregating more than 66 2/3% of the aggregate outstanding amounts of the Commitments; and

     WHEREAS, the parties hereto wish to amend the terms of the Credit Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.     Amendments.

     (a) Amendments to Article I (Definitions, Interpretations and Accounting Terms). Article I of the Credit Agreement is hereby amended as follows:

     (1) a new definition of "Amendment 4 Effective Date" is hereby inserted in
Section 1.1 (Defined Terms) of the Credit Agreement to read in its entirety as follows:

          "Amendment 4 Effective Date" means the date on which all conditions of effectiveness set forth in Section 2 of Amendment No. 4 to this Agreement, dated as of February 28, 2001, among the Administrative Agent, the Borrower, the Guarantor and the Lenders party thereto shall be satisfied.

                                             AMENDMENT NO. 4 TO CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION

     (2) the definition of "Loan Documents" in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Loan Documents" means, collectively, this Agreement, any Notes, the Guaranty, the Intercreditor Agreement, the Fee Letter, the NUF Lien Subordination Agreement, each Letter of Credit Reimbursement Agreement, the Collateral Documents, each Hedging Contract with a Lender or any Affiliate thereof and all agreements for cash management services provided by a Lender or any Affiliate thereof, and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

     (3) the definition of "Net Cash Proceeds" in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                      "Net Cash Proceeds" means (i) proceeds received by the Borrower or any of its Material Subsidiaries after the Effective Date in cash or Cash Equivalents from any Asset Sale, other than Asset Sales permitted under clauses (i) through (iv) of Section 8.7(a) (Sale of Assets), net of (x) the reasonable cash costs of sale, assignment or other disposition, (y) taxes paid or payable as a result thereof and (z) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale; provided, however, that evidence of each of (x), (y) and (z) in form and substance satisfactory to the Administrative Agent is provided to the Administrative Agent; (ii) proceeds of insurance on account of the loss of or damage to any such assets or property and payments of compensation for any such assets or property taken by condemnation or eminent domain, to the extent such proceeds or payments exceed twenty-five million Dollars ($25,000,000) in the aggregate and, within one hundred and eighty (180) days after the receipt thereof, replacement or repair of such asset or property has not commenced, except that in the event that at any time such replacement or repair is abandoned or otherwise discontinued or is not diligently pursued, the remaining award or proceeds, as the case may be, shall constitute Net Cash Proceeds at such time and (iii) proceeds received after the Effective Date by any Loan Party in cash or Cash Equivalents from (A) any Equity Issuance (other than any NUF Equity Issuance and other than such issuance of common Stock of the Borrower occurring in the ordinary course of business to any director, member of the management or employee of the Borrower or any of its Material Subsidiaries) or (B) any Debt Issuance (except for Indebtedness permitted under Section 8.2 (Indebtedness)), in each case net of brokers' and advisors' fees and other costs incurred in connection with such transaction, satisfactory evidence of which is provided to the Administrative Agent.

     (4) new definitions of "NUF", "NUF Credit Agreement", "NUF Equity Issuance", "NUF Lien Subordination Agreement", "NUF Loan Documents", "NUF Scheduled Maturity Date" and "NUF Subordinated Indebtedness" are hereby inserted in Section 1.1 (Defined Terms) of the Credit Agreement, and placed in the correct alphabetical order, to read as follows:

                                             AMENDMENT NO. 4 TO CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION

          "NUF" means NUF LLC, a Delaware limited liability company that is an Affiliate of NKK, and any assignee permitted under the terms of the NUF Loan Documents as in effect on the Amendment 4 Effective Date.

          "NUF Credit Agreement" means the Subordinated Credit Agreement, dated as of February 28, 2001, between the Borrower and NUF.

          "NUF Equity Issuance" means the issuance or sale of any Stock of the Borrower by the Borrower (including, for the avoidance of doubt, any conversion of NUF Subordinated Indebtedness into Stock of the Borrower and any contribution in immediately available funds to the capital of the Borrower or the Guarantor by NUF, NKK or any Affiliate thereof other than the Borrower and any of its Subsidiaries), the entire proceeds of which are applied immediately upon receipt thereof to repay or prepay all or part of the NUF Subordinated Indebtedness, with a corresponding reduction or termination in the commitments thereunder, if such repayment or prepayment is permitted under the NUF Loan Documents.

          "NUF Lien Subordination Agreement" means the Lien Subordination Agreement, dated as of February 28, 2001, by and between the Administrative Agent, NUF, the Borrower, the Guarantor and each other entity that becomes a party thereto pursuant to the terms thereof.

          "NUF Loan Documents" means the NUF Credit Agreement, the Subordinated Security Agreement, dated as of February 28, 2001, between the Borrower and NUF, and each certificate, agreement (including any pledge or guaranty) and document executed in connection with the foregoing.

          "NUF Scheduled Maturity Date" means the "Scheduled Termination Date" under and as defined in the NUF Credit Agreement as of the Amendment 4 Effective Date.

          "NUF Subordinated Indebtedness" means Indebtedness owing under the NUF Loan Documents, in an aggregate principal amount not to exceed one hundred million Dollars ($100,000,000) at any time.

     (5) the definition of "Reduced Availability Period" in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Reduced Availability Period" means any period for which (a) at the end of the last preceding Quarter, the Borrower did not maintain the Leverage Ratio required by Section 5.1(a) (Leverage Ratio) for such Quarter and (b) during such period, the Combined Availability does not exceed seventy-five million Dollars ($75,000,000) for six (6) or more consecutive Business Days. For the avoidance of doubt, it is understood and agreed that two Business Days shall be considered to be consecutive if one

                                             AMENDMENT NO. 4 TO CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION

     immediately follows the other or if such Business Days are separated solely by days that are not Business Days.

     (6) the definition of "Related Documents" in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Related Documents" means the Indenture, the NUF Loan Documents, the Receivables Purchase Facility and each other document and instrument executed in respect thereof (including agreements and other documents and instruments in respect of the Borrower's existing cash management system, lockboxes and concentration accounts).

     (b) Amendment to Article IV (Representations and Warranties). Section 4.11 (Related Documents) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          Section 4.11. Related Documents. Except as set forth on Schedule 4.11 (Amendments to Related Documents) and as permitted under Section 8.11 (Modification of Related Documents), none of the Related Documents has been amended or modified in any respect and no provision therein has been waived. Each of the representations and warranties in each of the Related Documents are true and correct in all material respects, and no default or material breach (or event which with the giving of notice or lapse of time or both would be a default or a material breach) has occurred thereunder except as duly waived, to the extent such waiver is permitted under Section
     8.11 (Modification of Related Documents) and a copy of such waiver has been delivered to the Administrative Agent. There are no "Events of Default" under and as defined in the NUF Loan Documents.

     (c) Amendment to Article V (Financial Covenants). Section 5.2 (Minimum Interest Coverage Ratio) of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:

     ; provided, however, that, as long as there shall exist no Default or Event of Default, all or any part of the NUF Subordinated Indebtedness shall be outstanding (or repaid in full pursuant to any NUF Equity Issuance) and NUF shall not have failed to satisfy its obligations to make advances under the NUF Loan Documents, the Borrower shall not be required to maintain the minimum Interest Coverage Ratio set forth above (x) in respect of the Quarters ending on March 31, 2001 and June 30, 2001 and (y) as long as the Borrower maintains at the end of such Quarters an Interest Coverage Ratio of at least 0.01 to 1, in respect of the Quarters ending on September 30, 2001 and December 31, 2001; provided, further, that if, at any date, any of the foregoing conditions specified in the preceding proviso shall not be satisfied, the Minimum Interest Coverage Ratio for the Quarters ending March 31, 2001, June 30, 2001, September 30, 2001 and December 31, 2001 set forth in the table above shall be reinstated as of such date.

                                             AMENDMENT NO. 4 TO CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION

     (d) Amendments to Article VI (Reporting Covenants). Article VI of the Credit Agreement is hereby amended as follows:

     (1) Section 6.1 (Financial Statements) of the Credit Agreement is hereby amended by deleting the "and" at the end of clause (h) thereof, replacing the period at the end of clause (i) thereof by "; and" and adding a new clause (j) at the end of such section to read in its entirety as follows:

          (j) Revised Financial Projections. As soon as available, and in any event not later than March 31, 2001, and containing substantially the types of financial information contained in the Projections, forecasts prepared by management of the Borrower for each fiscal month in the Year ended December 31, 2001 including (i) a projected year-end consolidated balance sheet and income statement and statement of cash flows and (ii) a statement of all the material assumptions on which such forecasts are based.

     (2) Section 6.4 (ERISA Matters) of the Credit Agreement is hereby amended by adding "and" at the end of clause (b) thereof.

     (3) Section 6.10 (Environmental Matters) of the Credit Agreement is hereby amended by deleting the "and" at the end of clause (d) thereof.

     (e) Amendment to Article VII (Affirmative Covenants). Section 7.11 (Year) of the Credit Agreement is hereby amended by replacing in its entirety "Year" in the second line thereof with the phrase "fiscal year".

     (f) Amendments to Article VIII (Negative Covenants). Article VIII of the Credit Agreement is hereby amended as follows:

     (1) Section 8.1 (Liens, Etc.) of the Credit Agreement is hereby amended by deleting the "and" at the end of clause (k) thereof, replacing the period at the end of clause (l) thereof by "; and" and adding a new clause (m) at the end thereof to read in its entirety as follows:

          (m) Liens securing the NUF Subordinated Indebtedness and other obligations pursuant to the NUF Loan Documents.

     (2) Section 8.2 (Indebtedness) of the Credit Agreement is hereby amended by deleting the "and" at the end of clause (h) thereof, replacing the period at the end of clause (i) thereof by "; and" and adding a new clause (j) at the end thereof to read in its entirety as follows:

          (j) the NUF Subordinated Indebtedness.

     (3) Section 8.4 (Restrictions on Subsidiary Distributions; No New Negative Pledge) is hereby amended by replacing "The" with "the" at the beginning of each of clauses (a) and (b) thereof and adding the following phrase at the beginning of each such clause

                                             AMENDMENT NO. 4 TO CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION

(immediately after the heading): "Except for restrictions set forth in the NUF Credit Agreement as of the Amendment 4 Effective Date and any amendments thereto permitted hereunder,".

     (4) Section 8.5 (Restricted Payments) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          Section 8.5. Restricted Payments. The Borrower will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment (including, for the avoidance of doubt, any payment or prepayment of principal, premium (if any), interest, fees or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, the NUF Subordinated Indebtedness); provided, however, that:

          (a) any Material Subsidiary may make Restricted Payments to the Borrower or the Guarantor;

          (b) the Borrower may make any Restricted Payment permitted under
     Section 4.06 (Limitation on Restricted Payments) of the Indenture so long as (x) the amount of all such Restricted Payments does not exceed fifty million Dollars ($50,000,000) in the aggregate, (y) such Restricted Payment is not made during a Cash Dominion Period and (z) after giving effect to any such Restricted Payment, the Combined Availability is greater than seventy-five million Dollars ($75,000,000);

          (c) notwithstanding the foregoing, the Borrower will not, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment if the Borrower is not in compliance with the financial covenants that were set forth in this Agreement as in effect immediately prior to the effectiveness of Amendment No. 3 to this Agreement, such compliance being determined solely by using the amounts set forth in the latest Compliance Certificate furnished to the Administrative Agent pursuant to Section 6.1(a) (Quarterly Financial Statements and Compliance Certificates); and

          (d) notwithstanding the foregoing, the Borrower may do any of the following:

               (i) as long as no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such repayment or prepayment, repay or prepay in whole or in part any principal amount outstanding under the NUF Loan Documents (and reduce the commitments thereunder by the amount of such proceeds) but only from the proceeds of an NUF Equity Issuance and to the extent permitted under the NUF Loan Documents;

               (ii) prior to the NUF Scheduled Maturity Date, repay or prepay any principal amount outstanding under the NUF Loan Documents, but only if (A) such repayment or prepayment is permitted under the NUF Loan Documents, (B) after giving effect to such repayment or prepayment, Combined Availability

                                             AMENDMENT NO. 4 TO CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION

          exceeds one hundred and fifty million Dollars ($150,000,000), (C) after giving effect to such repayment or prepayment, the aggregate principal amount of NUF Subordinated Indebtedness outstanding exceeds fifty million Dollars ($50,000,000) and (D) both before and after giving effect to such repayment or prepayment, no Default or Event of Default shall have occurred and be continuing;

               (iii) on or after the NUF Scheduled Maturity Date, repay in whole or in part any principal amount outstanding under the NUF Loan Documents, but only if (A) such repayment is permitted under the NUF Loan Documents, (B) after giving effect to such repayment, Combined Availability exceeds two hundred million Dollars ($200,000,000) and
          (C) both before and after giving effect to such repayment, no Default or Event of Default shall have occurred and be continuing; and

               (iv) as long as no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such payment, pay (A) current interest and fees (including any commitment fees and upfront fees disclosed and approved by the Administrative Agent (in its sole discretion which shall not be unreasonably withheld) prior to the Amendment 4 Effective Date) due and owing under the NUF Loan Documents, (B) prior to the NUF Scheduled Maturity Date, any other costs, expenses and attorney fees expressly due and payable by the Borrower pursuant to Section 10.3(a) (Reimbursement of Costs and Expenses) of the NUF Credit Agreement as in effect on the Amendment 4 Effective Date, (C) at any time, any breakage costs expressly due and payable pursuant to Section 10.3(c) of the NUF Credit Agreement as in effect on the Amendment 4 Effective Date and
          (D) prior to the NUF Scheduled Maturity Date, any other amounts due and payable by the Borrower pursuant to Section 10.3 of the NUF Credit Agreement in effect as of the Amendment 4 Effective Date to the extent such amounts are approved by the Administrative Agent in its sole discretion exercised reasonably.

     (5) Section 8.11 (Modification of Related Documents) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          Section 8.11. Modification of Related Documents. The Borrower will not, and will not permit any of its Subsidiaries to, (a) without the prior written consent of the Administrative Agent, alter, rescind, terminate, amend, supplement, refinance, refund, waive or otherwise modify any provision of any Related Document, except, in the case of the NUF Loan Documents, for (i) waivers and modifications which do not materially affect the rights and obligations of the Loan Parties under the NUF Loan Documents and do not materially affect the interests of the Administrative Agent, the Lenders and the Issuers under the Loan Documents, the NUF Loan Documents or in the Collateral (it being understood that any increase in interest rates or fees, acceleration (but not extension) in maturity date, addition of, or reduction of amounts set forth in, (but not a deletion or unconditional waiver of) events of defaults and change in the subordination

                                             AMENDMENT NO. 4 TO CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION

     provisions shall be deemed to materially affect the interest of the Lenders and (ii) any amendment or waiver expressly contemplated by Section 5.6 (Amendments of Subordinated Loan Documents) of the NUF Lien Subordination Agreement) or required under Section 10.1 (Amendments, Waivers, Etc.) of the NUF Credit Agreement following a notification by the Administrative Agent pursuant thereto that a waiver or amendment is intended to any of the representations, warranties or covenants herein, (b) permit any breach or default to exist under any Related Document (other than the NUF Loan Documents) or take or fail to take any action thereunder, in each case if to do so would have a Material Adverse Effect or (c) permit any default or event of default to exist under any NUF Loan Document.

     (g) Amendment to Article IX (Events of Default). Clause (h) (Default under Other Indebtedness) of Section 9.1 (Events of Default) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     (h) Default Under Other Indebtedness. (i) The Borrower or any of its Material Subsidiaries shall fail to make any payment on any Indebtedness (other than Indebtedness incurred hereunder but including any Indebtedness incurred under any Related Document) of the Borrower or such Material Subsidiary (or any Guaranty Obligation in respect of Indebtedness of any other Person) having a principal amount equal to or greater than ten million Dollars ($10,000,000), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, (iv) any reduction or termination of the commitments under the NUF Loan Documents prior to the NUF Scheduled Termination Date or any repayment or prepayment thereunder shall occur other than as expressly permitted by Section 8.5 (Restricted Payments), (v) the failure of any of the Obligations, the NUF Subordinated Indebtedness or the Attributable Securitization Indebtedness to be permitted under the Indenture as "Permitted Debt" as defined therein (after taking into account any grace period provided for such failure by the Indenture) or (vi) any "Event of Default" (under and as defined in the NUF Loan Documents) shall occur; or

     Section 2. Conditions of Effectiveness. This Amendment No. 4 shall become effective when, and only when, the Administrative Agent shall have received:

     (a) copies of this Amendment duly executed by the Borrower and Lenders constituting the Super Majority Lenders;

     (b) the written opinion described in Section 8.13(a)(iii), together with a certificate of a Responsible Officer of the Borrower certifying that the conditions set forth in

                                             AMENDMENT NO. 4 TO CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION

clauses (i) through (iii) of Section 8.13(a) (General Limitation on Affiliate Transactions) have been satisfied;

     (c) favorable opinions of Yukevich, Marchetti, Liekar & Zangrilli, P.C., counsel to the Loan Parties and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to NUF, in each case in form and substance satisfactory to the Administrative Agent;

     (d) executed copies of the NUF Loan Documents (as defined in the amendments to the Credit Agreement made herein) and board resolutions approving the NUF Loan Documents in form and substance satisfactory to the Administrative Agent and certified as being complete and correct by a Responsible Officer of the Borrower;

     (e) evidence satisfactory to the Administrative Agent that all the conditions precedent set forth in Section 3.1 of the Subordinated Credit Agreement, dated as of February 28, 2001, between the Borrower and NUF LLC, a Delaware limited liability company ("NUF"), have been satisfied or duly waived;

     (f) evidence satisfactory to the Administrative Agent of an advance of at least $50,000,000 by NUF to the Borrower under the NUF Credit Agreement (as defined in the amendments to the Credit Agreement made herein); and

     (g) payment for all costs, expenses and fees due and owing under any Loan Document.

     Section 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and each Lender that this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms and that none of this Amendment, any of the NUF Loan Documents (as defined in the Credit Agreement, as amended by this Amendment) or the consummation of the transactions contemplated hereunder and thereunder constitute a breach of the Indenture or the Receivables Purchase Facility. After giving effect to this Amendment No. 4, each of the representations and warranties set forth in Article IV (Representations and Warranties) of the Credit Agreement is true and correct on and as of the date hereof, and no Default or Event of Default has occurred and is continuing.

     Section 4. Reference to the Effect on the Loan Documents.

     (a) Upon the effectiveness of this Amendment No. 4, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

     (b) Except as specifically amended herein, the Credit Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                                             AMENDMENT NO. 4 TO CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION

     (c) The execution, delivery and effectiveness of this Amendment No. 4 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     Section 5. Guarantor Consent. The Guarantor hereby consents to, and agrees to be bound by, the terms of the Credit Agreement as amended hereby and agrees that the terms of this Amendment shall not affect in any way its obligations and liabilities under the Loan Documents, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

     Section 6. Execution in Counterparts. This Amendment No. 4 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     Section 7. Governing Law. This Amendment No. 4 shall be governed by and construed in accordance with the law of the State of New York.

     Section 8. Headings. Section headings in this Amendment No. 4 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 4 for any other purpose.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first above written.



                                           NATIONAL STEEL CORPORATION


                                           By:
                                              ---------------------------
                                               Name:
                                               Title:


                                           CITICORP USA, INC.,
                                               as Administrative Agent


                                           By:
                                              ---------------------------
                                               Name:
                                               Title:


                                           THE FUJI BANK, LIMITED,
                                               as Syndication Agent


                                           By:
                                              ---------------------------
                                               Name:
                                               Title:


                                           CITIBANK, N.A.,
                                               as Issuer


                                           By:
                                              ---------------------------
                                               Name:
                                               Title:



          [SIGNATURE PAGE FOR AMENDMENT NO. 4 TO THE CREDIT AGREEMENT]

                                           Lenders:


                                           BANK OF AMERICA, N.A.



                                           By:
                                              ---------------------------
                                               Name:
                                               Title:


                                           CITICORP USA, INC.



                                           By:
                                              ---------------------------
                                               Name:
                                               Title:


                                           COMERICA BANK



                                           By:
                                              ---------------------------
                                               Name:
                                               Title:


                                           MORGAN GUARANTY TRUST COMPANY OF NEW
                                               YORK



                                           By:
                                              ---------------------------
                                               Name:
                                               Title:


                                           LASALLE BUSINESS CREDIT, INC.



                                           By:
                                              ---------------------------
                                               Name:
                                               Title:




          [SIGNATURE PAGE FOR AMENDMENT NO. 4 TO THE CREDIT AGREEMENT]

                                           MELLON BANK, N.A.



                                           By:
                                              ---------------------------
                                               Name:
                                               Title:


                                           NATIONAL CITY COMMERCIAL
                                               FINANCE, INC.



                                           By:
                                              ---------------------------
                                               Name:
                                               Title:


                                           THE FUJI BANK, LIMITED



                                           By:
                                              ---------------------------
                                               Name:
                                               Title:




          [SIGNATURE PAGE FOR AMENDMENT NO. 4 TO THE CREDIT AGREEMENT]

Consented to, Acknowledged and
    Agreed as of February 28, 2001


NATIONAL STEEL PELLET COMPANY,
    as Guarantor


By:
   ---------------------------
    Name:
    Title:




          [SIGNATURE PAGE FOR AMENDMENT NO. 4 TO THE CREDIT AGREEMENT]